                                                                  EXHIBIT 10.28


                             THREE PARTY AGREEMENT

         THIS THREE PARTY AGREEMENT is made as of the 23 day of March 1997, by and among between GERON CORPORATION, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, California, U.S.A. 94025 ("Geron"); PHARMACIA & UPJOHN S.P.A., a corporation of Italy having its principal place of business at Via Robert Koch, 1.2, 20152 Milano, Italy ("P&U"); and KYOWA HAKKO KOGYO CO., LTD., a corporation of Japan having its principal place of business at 1-6-1 Ohtemachi, Chiyoda-Ku, Tokyo, Japan ("KH" or "Kyowa Hakko").

                                    RECITALS

         A. Geron possesses certain rights pertaining to the inhibition of the enzyme telomerase as it relates to the treatment of cancer in humans.

         B. In April 1995, Geron entered into a License and Research Collaboration Agreement with KH for the research and development of compounds that inhibit telomerase for the treatment of cancer in humans and for sale in certain countries of Asia (such agreement, as amended, is referred to as the "KH Agreement").

         C. On March 23, 1997, Geron and P&U entered into a License and Research Collaboration Agreement for the research and development of compounds that inhibit telomerase for the treatment of cancer in humans and, subject to certain rights of Geron thereunder and KH herein, for sale worldwide (such agreement is referred to as the "P&U Agreement"). Each of the collaborations with Geron shall be referred to herein as a "Collaboration."

         D. Geron, P&U and KH desire to enter into this agreement to provide for certain rights and obligations affecting all of the parties and to provide for certain rights and obligations arising directly between KH and P&U.

NOW, THEREFORE, the parties agree as follows:

1. ACCEPTANCE OF AGREEMENTS. Geron and KH represent to P&U, and P&U and Geron represent to KH, that the KH and P&U Agreements attached hereto, respectively, are complete and correct (except for the redaction of all financial information) copies of the KH and the P&U Agreements, including all amendments through the date hereof. Each of P&U and KH accepts the terms of such agreements and acknowledge that its respective agreement is subject to the terms hereof. Geron, KH and P&U shall not amend the KH Agreement and P&U Agreement, respectively, if such amendment would adversely affect the rights or obligations of such other party, without the prior written consent of the other party, which shall not be withheld unreasonably.

2. DEFINITIONS. All capitalized and otherwise undefined terms herein shall have the meanings set forth in Exhibit 2 to this Agreement.

3.       RESEARCH AND DEVELOPMENT.

         3.1 Research Coordination. The parties acknowledge that each of the P&U Agreement and the KH Agreement includes separate research plans under which each of the parties is required to perform certain work. A portion of such work to be performed by Geron, including basic research relating to the telomerase enzyme and the discovery of Geron Compounds, is common to each Collaboration. The parties shall attempt to coordinate their activities so that such common work may be performed by Geron in an efficient manner for the benefit of all parties. Subject to the restrictions set forth in Section 3.2 below, the parties intend to permit Geron to freely disclose all Geron Knowhow to each of KH and P&U. Geron represents that its accounting to each of P&U and KH of its expenditures for such research work shall fairly allocate costs to each Collaboration and no such costs shall be duplicated.

         3.2     Selection of Compounds for Development. [ * ]



* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.


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[*]. P&U and KH shall then agree upon a clinical development plan for any
Compound jointly selected for development; provided that P&U shall control the development of P&U Compounds, and KH shall control the development in [*] of KH and Geron Compounds. The preclinical and clinical development of Compounds jointly selected by P&U and KH shall be coordinated and performed in accordance with the development plan separately agreed to by P&U and KH for that Compound. KH's participation in such development activities shall be conducted through the JDC under the KH Agreement. Geron shall have the development rights with respect to such Compounds as set forth in the KH and P&U Agreements. The costs of all preclinical and clinical costs specifically required by the Japanese Ministry of Health and Welfare (and its equivalent in any country in [*] where P&U and KH share marketing rights) shall be shared in proportion to P&U's and KH's marketing rights for such Product in Japan (and such other countries).
Any Candidate Drug selected for development by either KH or P&U, or by KH and P&U jointly, shall be subject to the terms of the KH and P&U Agreements.

         3.3 Termination of Selected Compounds. [*]. If such Candidate Drug is comprised of a P&U Compound and KH had elected to develop such Compound as provided in Section 3.2 above, P&U and KH shall negotiate in good faith the terms under which KH may continue to develop such Compound for sale in the [*]. If such Candidate Drug is comprised of a KH Compound and P&U had elected to develop such Compound as provided in Section 3.2 above, P&U and KH shall negotiate in good faith the terms under which P&U may continue to develop such Compound for sale worldwide.

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.



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



4.       LICENSES.

         4.1 To KH from P&U. Except as otherwise provided in Section 9.2 below, P&U hereby grants to KH and its Affiliates a royalty-free license under the P&U Technology to use, import, offer to sell, sell, and have sold Products containing P&U Compounds [*]. Such licenses shall be subject to the royalty and other provisions set forth in the KH Agreement. For the purpose of the royalty calculation under the KH Agreement, such P&U Technology shall be deemed to be Geron Technology.

         4.2 To P&U from KH. Except for KH's rights under Article 9 below to sell in [*] and to [*] Products in the [*] and subject and Geron's right to co-promote in the United States as set forth in the P&U Agreement, KH hereby grants P&U and its Affiliates an exclusive, royalty-free license under KH Technology to make, have made, use, import, offer to sell, sell, and have sold Products containing KH Compounds in [*]. Such licenses shall be subject to the royalty and other provisions set forth in the P&U Agreement. For the purpose of the royalty calculation under the P&U Agreement, such KH Technology shall be deemed to be Geron Technology.

         4.3 Sublicenses. Neither KH nor P&U shall have the right to sublicense any of its rights under Section 4.1 and 4.2, respectively, except to the extent each such party is expressly permitted to sublicense its respective rights under the KH Agreement or the P&U Agreement or as otherwise agreed in writing.

         4.4 Third Party Licenses. The costs of obtaining any Third Party Licenses approved by the JRC under each of the KH Agreement and the P&U Agreement and the payment of any fees or royalty obligations under each such Third Party License shall be borne by Geron, P&U and KH in [*].


* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.


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5.       MANUFACTURING.

         5.1 Supply Rights. Unless P&U and KH otherwise agree on a case-by-case basis: (a) P&U shall have the right to manufacture all of its requirements of Products containing P&U and Geron Compounds, and shall have the right and obligation to manufacture and supply all of KH's requirements of Products containing P&U Compounds; and (b) KH shall have the right to manufacture all of its requirements of Products containing KH Compounds and Geron Compounds, and shall have the right and obligation to manufacture and supply all of P&U's requirements of Products containing KH Compounds.

         5.2 Bulk Supply. KH may elect to have P&U supply Products containing P&U Compounds as bulk active substance and arrange for the finishing to be conducted by itself or a third party. P&U may elect to have KH supply Products containing KH Compounds as bulk active substance and arrange for the finishing to be conducted by itself or a third party.

         5.3 Transfer Price. At the time of negotiating the supply agreements referred to in Section 5.4 below, KH and P&U shall agree upon commercially reasonable prices for the supply of Products under the respective supply agreement. Such prices shall be fixed unit prices, subject to annual adjustments, but shall not exceed [*].

         5.4 Supply Agreements. Upon commencement of [*] clinical trials for a Product, KH and P&U shall commence to negotiate in good faith written supply agreements for the manufacture and supply of the applicable Product. Such supply agreements shall be consistent with the terms of this Agreement and shall contain commercially reasonable terms, including:

                 (a) all Products shall be manufactured in compliance with all good manufacturing practices required by the FDA and other applicable regulatory agencies; and

                 (b) all Products shall comply with all agreed upon specifications.

         5.5     Process Scaleup.   To the extent it has the right to
manufacture Products, each of P&U and KH shall be responsible, at its own expense, for process development, scale-up, design, construction, validation, and regulatory licensing of its manufacturing facilities.


* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.


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



6.       DISCLOSURE OF KNOWHOW.

         6.1 Scope of Disclosures. Each of KH and P&U shall disclose and make available to each of them from time to time (and shall permit Geron to so disclose and make available) each of its respective Knowhow embodying:

                 (a) Information about the Compounds it selected for development [*]; and

                 (b) All other preclinical, clinical, regulatory, and manufacturing Information relating to each Candidate Drug which is either jointly developed by KH and P&U or for which they will share marketing or promotion rights as provided herein.

         6.2 Delayed Disclosure about Compounds. P&U and KH shall not be required to disclose (nor shall they require Geron to disclose) Information about P&U Compounds and KH Compounds, respectively, until such time as described in Section 3.2 above. Moreover, such disclosure restrictions shall similarly apply to all Information concerning all compounds contained in any library Controlled by P&U or KH, synthesized by P&U or KH and otherwise submitted by P&U or KH to Geron for screening with written confirmation thereof.

         6.3 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the parties agree that, for the term of this Agreement and for [*] thereafter (or such longer period as may be applicable under either the KH or P&U Agreement), the receiving party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other information and materials furnished to it by the other party pursuant to this Agreement (collectively, "Confidential Information"), except to the extent that it can be established by the receiving party that such Confidential Information:

                 (a) was already known, other than under an obligation of confidentiality, to the receiving party at the time of disclosure by the other party;

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.



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



                 (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                 (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                 (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing party not to disclose such information to others; or

                 (e) was independently developed by the receiving party without the use of the other party's Confidential Information.

         6.4 Authorized Disclosure. Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation against Third Parties, complying with applicable governmental regulations or conducting preclinical or clinical trials or otherwise in the development and commercialization of Products hereunder, provided that if a party makes any such disclosure of the other party's Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and, except to the extent inappropriate or impractical, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

7. ADVERSE DRUG EVENTS. The parties recognize that P&U and KH, as holder of the NDAs, may be required to submit information and file reports to various governmental agencies on compounds under clinical investigation, compounds proposed for marketing, or marketed drugs. Consequently, each party agrees to furnish each other party such information it may reasonably request or need to comply in a timely manner with all of its legal reporting obligations and internal operating procedures. Upon the commencement of clinical development of each Candidate Drug, the parties shall agree upon appropriate procedures to implement such reporting obligations.





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



8. ROYALTY PAYMENTS. P&U shall pay all royalties payable to Geron on the sale of Products in the [*], including all Products [*] by KH. Royalties to Geron shall not be payable by P&U on sales of Products to KH for its resale in [*] under co-marketing or other arrangements where such resales by KH are not booked as P&U sales. KH's sales of such Products shall be subject to royalties under the KH Agreement.

9.       [*] AND [*] OF PRODUCTS.

         9.1 [*]. With respect to [*], P&U and Kyowa Hakko will each have [*]. No later than the commencement of [*] testing of any Product, KH and P&U shall negotiate and set forth in a separate agreement commercially reasonable terms governing such [*] rights.

         9.2 [*]. With respect to the [*], P&U and KH will, not later than the commencement of [*] in the [*] for a Product, meet with one another to determine in good faith how best to commercialize the Product in each country of the [*], taking into account the dynamics of the market and the capabilities of the parties. If an agreement cannot be reached regarding the appropriate commercialization approach within [*] after notice from either KH or P&U calling for such discussion, [*]; provided that, if P&U and KH agree that it is beneficial to both of them, KH shall be provided with the opportunity to participate in the commercialization of the [*], [*], [*], and/or [*] markets for Products containing P&U Compounds on terms and conditions to be negotiated in good faith.

         9.3 [*]. With respect to the [*], Kyowa Hakko will have the right to [*] all Products on a [*] Kyowa Hakko basis. KH shall elect such rights on a Product-by-Product basis by notice to P&U no later than 60 days after

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.



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



P&U notifies KH of the commencement of [*] clinical testing (or a [*], if [*] will not be conducted) of such Product. If KH so elects to [*] any Product, the parties (or P&U's local Affiliates) shall promptly enter into a separate agreement containing the essential terms set forth in EXHIBIT 9.3 to this Agreement and such modifications or other terms as the parties may agree are appropriate for the co-promotion of a particular Product. While some additional terms may be required to be included to implement a co-promotion arrangement for a particular Product and to reflect the then existing market conditions, the parties agree that Exhibit 9.3 contains all of the essential terms of such a co-promotion agreement. The parties shall make such amendments to such terms as may be required under then prevailing marketing conditions in such countries.
KH shall also reimburse P&U for [*] of the costs incurred to conduct trials which form the basis for submitting NDAs to obtain the right to sell each co-promoted Product in the [*].

         9.4 Trademarks. All Products sold by P&U (except for Products containing KH Compounds co-marketed with KH in Japan) and all Products containing P&U Compounds sold by P&U or KH in a given country shall be identified and advertised using such trademarks as P&U shall select, own, or otherwise acquire. The trademarks for Products containing KH Compounds co-marketed with KH in Japan shall be determined as shall be provided in the co-marketing agreement referred to in Section 9.1 above. All Products sold by KH in the [*] (except Products containing P&U Compounds) shall be identified and advertised using such trademarks as KH shall select, own, or otherwise acquire.

10.      TERM AND TERMINATION.

         10.1 Term. This Agreement shall commence as of the Effective Date and, shall continue in effect until the first to occur of the expiration or
termination of the KH Agreement or the P&U Agreement.   The licenses granted to
KH under Section 4.1 and to P&U under Section 4.2 shall survive expiration or termination of the P&U Agreement and KH Agreement, respectively.


*Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

         10.2 Termination for Breach. If KH or P&U materially breaches this Agreement at any time, which breach is not cured within ninety (90) days of written notice thereof from the non-breaching party, the non-breaching party may elect to terminate the rights granted to the breaching party under this
Agreement.    Such termination shall not release the breaching party from any obligations hereunder incurred prior thereto nor prejudice any other rights or remedies of the non-breaching party. The non-breaching party shall have the right to continue the license granted to it under Article 4 above.

         10.3 Surviving Rights. The obligations and rights of the parties under Articles 6.3, 6.4, 7, 10, and 11 of this Agreement will survive termination.

         10.4 Accrued Rights, Surviving Obligations. Termination, relinquishment, or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either party prior to such termination, relinquishment, or expiration, including damages arising from any breach hereunder. Such termination, relinquishment, or expiration shall not relieve either party from obligations which are expressly indicated to survive termination or expiration of the Agreement.

11.      INDEMNIFICATION, DISCLAIMERS AND LIMITATIONS.

         11.1 P&U Indemnification. P&U shall indemnify and hold KH and its Affiliates harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees), and expense resulting from any claim of bodily injury or property damage: (a) relating to the development, manufacture, use, distribution, or sale of any Product by P&U, its Affiliates or sublicensees, or (b) due to the negligence or willful misconduct of P&U, its Affiliates or sublicensees, or their employees or agents.

         11.2 KH Indemnification. KH shall indemnify and hold P&U and its Affiliates harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees), and expense resulting from any claim of bodily injury or property damage: (a) relating to the development, manufacture, use, distribution, or sale of any Product by KH, its





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



Affiliates or sublicenses, or (b) due to the negligence or willful misconduct of KH, its Affiliates or sublicensess, or their employees or agents.

         11.3 Employees. Each party shall indemnify and hold the other party harmless, and hereby forever releases and discharges the other party, from and against all claims, demands, liabilities, damages and expenses (including attorney's fees) arising out of personal injury (including death) or property damage incurred or suffered by employees or consultants of the indemnifying party, its Affiliates or contractors in the performance of or under this Agreement, except to the extent caused by the sole negligence, recklessness or willful misconduct of such other party, its employees or agents.

         11.4 Claim Procedure. Upon obtaining knowledge of the institution of any action, proceeding, or other claim or demand of indemnity hereunder, the party seeking indemnification (the "Indemnified party") shall promptly notify in writing the other party thereof (the "Indemnifying party"). If such claim or demand relates to a claim or demand asserted by a Third Party, the Indemnifying party shall have the right at its expense to employ counsel to defend such claim or demand and the Indemnified party shall have the right, but not the obligation, at its expense to participate in the defense of any such claim or demand. So long as the Indemnifying party is defending such claim or demand in good faith, the Indemnified party will not settle such claim or demand without the Indemnifying party's consent. The Indemnified party shall make available to the Indemnifying party all records and other materials reasonably required by it in contesting a claim or demand asserted by a Third Party against the Indemnified party and shall cooperate in the defense thereof.

         11.5 Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NONE OF THE PARTIES (OR THEIR AFFILIATES) WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

         11.6 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO





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ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS, OR OTHER SUBJECT MATTER OF THIS
AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT WITH RESPECT TO ALL OF THE FOREGOING.

12.      PATENT ENFORCEMENT AND DEFENSE; DEFENSE AGAINST CLAIMS OF INFRINGEMENT

         The rights and obligations of the parties with respect to the enforcement of Geron Patents, KH Patents, and P&U Patents and the defense against claims of patent infringement made by Third Parties as a result of the manufacture, use or sale of Products (collectively "Actions"), shall be determined as follows:

                 (a) with regard to Actions anywhere outside the [*] in respect to Products sold exclusively by P&U, as specified in the P&U Agreement;

                 (b) with regard to Actions in the [*] in respect to Products sold exclusively by KH, as specified in the KH Agreement;

                 (c) with regard to Actions in the [*] in respect to Products sold exclusively by P&U, as specified in the P&U Agreement;

                 (d) with regard to Actions in respect to any Product sold by P&U and KH under a [*] agreement, as specified in that [*] agreement;

                 (e) with regard to Actions in respect to any Product [*] by P&U and KH, as follows:

                          (i) if the Product comprises a P&U Compound or the
Action is in [*], as specified in the P&U Agreement; and

                          (ii) if the Product comprises a Geron Compound or KH
Compound and the Action is in [*], as specified in the KH Agreement; and

                 (f) with regard to Actions anywhere outside the [*] in respect to any other matter, as specified in the P&U Agreement, and with regard to Actions in the [*], as specified in the KH Agreement;

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.



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



provided, however, that, with respect to Actions under subparagraphs (e) and
(f), the parties agree to cooperate with one another, to participate in such action at their own expense, and to apportion the costs, rewards and/or damages of any such Action among the parties in an equitable manner that reflects the financial benefits received or expected to be received by each party as a result of such Action and the activities underlying the same.

13.      MISCELLANEOUS.

         13.1 Assignment to Non-Affiliates; Sale or Merger. Neither KH, Geron nor P&U shall have the right to assign any or all of its rights under this Agreement to any Third Party without the prior written consent of the other parties. Notwithstanding the foregoing, but, in the case of Geron, subject to the terms of Section 17.5 of the P&U Agreement, any party may assign all of its rights or obligations under this Agreement without the other party's consent (i) to any Affiliate provided that such Affiliate is also assigned the related business and assets which are the subject of this Agreement and (ii) in connection with the sale of all or substantially all of the assigning party's related business, whether by merger, stock sale, or other transaction; provided that in any case, such assignment shall not relieve such party of its responsibilities for performance of its obligations under this Agreement. This Agreement shall survive any merger of either party with or into another party.

         13.2 Retained Rights. Except as expressly set forth in this Agreement, nothing in this Agreement shall limit in any respect the right of either party to conduct research and development and market products outside the Field using such party's Technology, and no license to use the other party's Technology to do so is granted herein by implication.

         13.3 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses or otherwise be deemed to be in default on account of failure of performance by the defaulting party if the failure is occasioned by government action, war, fire, earthquake, explosion, flood, strike, lockout, embargo, act of God, or any other similar or dissimilar cause beyond the control of the defaulting party; provided, that the party claiming





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



force majeure has exerted all reasonable efforts to avoid or remedy such force majeure, provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

         13.4 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         13.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), 5 business days after mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof:

         If to KH, addressed to: Kyowa Hakko Kogyo Co., Ltd., 1-6-1 Ohtemachi, Chiyoda-Ku, Tokyo, Japan; Attention: General Manager, Licensing & International Development; Telephone: +81 3 3282 0037; Facsimile: +81 3 3282 0031.

         If to P&U, addressed to: P&U & Upjohn S.p.A., Via Robert Koch, 1.2, 20152 Milano, Italy; Attention: Managing Director; Telephone: +39 2 4838 2023;
Facsimile: +39 2 4838 2033; with a copy to: Wiggin & Dana, 301 Tresser Blvd., Stamford, Connecticut 06901; Attention: James F. Farrington, Jr.; Telephone:
(203) 363-7614; Facsimile: (203) 363-7676.

         If to Geron, addressed to: Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025; Attention: President; Telephone: 415-473- 7700;
Facsimile: 415-473-7750; with a copy to: Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025; Attention: Joshua L. Green; Telephone:
415-854-4488; Facsimile: 415-233-8386.

         13.6 Governing Law. This Agreement shall be governed by the laws of the State of New York, U.S.A., as such laws are applied to contracts entered into and to be performed within





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



such state notwithstanding the provisions governing conflict of laws under such laws to the contrary.

         13.7    Dispute Resolution.

                 (a) General. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights or hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Section 13.7, if and when a dispute arises under this Agreement.

                 (b) Prior Negotiation. All disputes hereunder will be resolved as provided in this Section 13.7. Either party may, by written notice to the other, have such dispute referred to their respective chief executive officers, for attempted resolution by good faith negotiations within twenty
(20) business days after such notice is received. In the event the designated executive officers are not able to resolve such dispute within sixty (60) business days after such notice, either party may at anytime thereafter invoke the provisions of Section 13.7(c).

                 (c) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be finally settled by binding arbitration in New York, New York U.S.A. under the Commercial Arbitration Rules of the American Arbitration Association, by three arbitrators appointed in accordance with said rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply New York law, without reference to rules of conflicts or law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief to compel arbitration in accordance with this Section 13.7, or to resolve any disputes primarily relating to patent matters (including, without limitation, matters relating to the validity, scope or ownership of patents) without breach of this arbitration provision.

         13.8 Waiver. All waivers must be in writing signed by authorized representatives of both parties. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

         13.9 Severability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the parties hereto covenant and agree to renegotiate for a period of ninety (90) days after such provision is held to be invalid or unenforceable any such term, covenant, or application thereof in good faith to provide a reasonably acceptable alternative to the term, covenant, or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

         13.10 Entire Agreement. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the parties hereto and supersedes and terminates all prior agreements and understandings, other than those pertaining to confidential information between the parties, the purchase of Geron stock by either P&U or KH, the P&U Agreement or the KH Agreement. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change, or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

                       [NEXT PAGE IS THE SIGNATURE PAGE]

                 IN WITNESS WHEREOF, the parties have executed this Collaboration Agreement in duplicate originals by their proper officers as of the date and year first above written.

                                           GERON CORPORATION

                                           By:  /s/ Ronald W. Eastman
                                                ----------------------------
                                           Title:  President
                                                   -------------------------

                                           KYOWA HAKKO KOGYO CO., LTD.

                                           By:  /s/ H. Yasui
                                                ----------------------------
                                           Title:  Senior Managing Director
                                                   -------------------------

                                           PHARMACIA & UPJOHN S.P.A.

                                           By:  /s/ Lamberto Andreotti
                                                ----------------------------
                                           Title:  Managing Director
                                                   -------------------------

                                                                       EXHIBIT 2


                                  DEFINITIONS

                 The following terms shall be defined as follows for the purposes of this Agreement:


                 1. "Affiliate" means an entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another entity. For purposes of this definition, "control" means the direct or indirect ownership of (a) at least 50% or, if less than 50%, the maximum percentage as allowed by applicable law, of the outstanding voting securities of such entity or (b) at least 50% of the decision making authority of such entity.

                 2.       "Asian Territory" means [*].

                 3. "Candidate Drug" means a compound suitable for commercial development for use in the Field that has been selected in accordance with Section 2.6 of P&U Agreement for further pre-clinical and clinical development by P&U, or selected under Section 3.5 of the KH Agreement for further preclinical and clinical development by KH.

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

                 4. "COGS" shall mean the sum of the following costs to the extent allocable to a Product for the particular period during which any royalty is calculated (net of any intercompany transfer pricing): [*]. COGS shall exclude the following: [*]. COGS shall be calculated in a manner consistent with generally accepted accounting principles used in the place of manufacture, consistently applied. The methodology to be used in making the allocations referred to above shall be consistent with methodology for similar products and shall be consistent from year to year.

                 5. "Control" means, for purposes of this Agreement (other than the definition of Affiliate), possession of the ability to grant a license or sublicense without violating the terms of any agreement or other arrangement with any Third Party. Rights which may be acquired by the exercise of an option that would increase the royalty or other payment obligation of the party exercising such option shall not be Controlled by such party.

                 6.       "Effective Date" shall have the meaning set forth in
Section 19.14 of the P&U Agreement.


* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

                 7. "Field" means the inhibition of the enzyme telomerase for the treatment of cancer in humans, excluding treatments based on antisense, ribozyme, or gene therapy-based telomerase inhibitors.

                 8. "Geron Compound" means a compound that [*] In the event a Geron Compound is identical to a P&U Compound or a KH Compound, then that compound shall be deemed, for purposes of this Agreement, to be a Compound of the party that identified or caused to be identified (i.e., by submitting for screening) that compound as a telomerase inhibitor. For the purpose of this
Section 8 and Sections 13 and 19, (i) a compound is not a telomerase inhibitor unless it has a [*] as tested in the primary and tertiary assays referred to in the Research Plan as defined in the P&U Agreement) of less than [*] and [*] of at least [*] when tested in the secondary biochemical assays referred to in the Research Plan as defined in the P&U Agreement), and (ii) two compounds are "Chemically Equivalent" if (a) the second compound is an isomer, salt, or ester of the first compound or (b) the second compound results from a chemical synthesis or compound acquisition program based on the first compound or on SAR data relating to the first compound, and the second compound does not have a [*] as tested in the primary and tertiary assays referred to in the Research Plan as defined in the P&U Agreement) of at least [*] than the first compound.

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

                 9. "Geron Knowhow" means Information that (i) Geron discloses to P&U under the P&U Agreement or to KH under the KH Agreement, or
(ii) is Controlled by Geron or its Affiliates during the term of this Agreement, including Information resulting from the Research. Geron Knowhow excludes Geron Patents.

                 10. "Geron Patent" means a Patent which claims a process, method, apparatus, composition of matter, compound, chemical, material, or article of manufacture useful in the Field (or the discovery, development, manufacture and clinical use of compounds having potential activity in the Field), which Patent is Controlled by Geron or its Affiliates during the term of this Agreement, including Geron's undivided interest in any Patent jointly owned with KH or P&U.

                 11. "IND" means an Investigational New Drug application filed with the U.S. Food and Drug Administration or the comparable application in a Major Country.

                 12. "Information" means techniques; inventions; practices; methods; knowledge; knowhow; skill; experience; test data, including, without limitation, pharmacological, toxicological, and clinical test data, analytical and quality control data, having application in the Field.

                 13. "KH Compound" means a compound useful in the Field that [*]

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

[*] In the event a KH Compound is identical to a P&U Compound or a Geron Compound, then that compound shall be deemed, for purposes of this Agreement, to be a Compound of the party that first identified or caused to be identified (i.e., by submitting for screening) that compound as a telomerase inhibitor.

                 14. "KH Knowhow" means Information which (i) Kyowa Hakko discloses to Geron under the KH Collaboration or (ii) is Controlled by Kyowa Hakko or its Affiliates during the term of this Agreement. KH Knowhow excludes KH Patents.

                 15. "KH Patent" means a Patent which claims a process, method, apparatus, composition of matter, compound, chemical, material, or article of manufacture useful in the Field (or the discovery, development, manufacture and clinical use of compounds having potential activity in the Field), which Patent is Controlled by KH or its Affiliates during the term of this Agreement, including KH's undivided interest in any Patent jointly owned with Geron.

                 16. "KH Technology" means the KH Knowhow and KH Patents, collectively.

                 17.      "Major Country" means [*].

                 18. "Patent" means any patent application or issued patent, including any extension, registration, confirmation, continuation, continuation-in-part, reissue, re-examination, renewal, supplementary protection certificate or the like thereof in any country.

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

                 19. "P&U Compound" means a compound useful in the Field that [*]. In the event a P&U Compound is identical to a Geron Compound or a KH Compound, then that compound shall be deemed, for purposes of this Agreement, to be a Compound of the party that first identified or caused to be identified (i.e., by submitting for screening) that compound as a telomerase inhibitor.

                 20. "P&U Knowhow" means Information that (i) P&U discloses to Geron under the P&U Agreement, or (ii) is Controlled by P&U or its Affiliates during the term of this Agreement, including Information resulting from the Research. P&U Knowhow excludes P&U Patents.

                 21. "P&U Patent" means a Patent which covers a method, apparatus, compound, chemical, material, or article of manufacture useful in the Field (or the discovery, development, manufacture and clinical use of compounds having potential activity in the Field), which Patent is Controlled by P&U or its Affiliates during the term of this Agreement, including P&U's undivided interest in any Patent jointly owned with Geron.

                 22. "P&U Technology" means the P&U Knowhow and P&U Patents, collectively.

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

                 23. "Product" means any pharmaceutical product or preparation that comprises a Compound having activity in the Field selected for development in accordance with Section 2.6 of the P&U Agreement, or in accordance with Section 3.5 of the KH Agreement, that utilizes or was made as a result of utilizing Geron Technology, KH Technology or P&U Technology.

                 24. "Research" shall have the meanings set forth in the KH Agreement and P&U Agreement, respectively.

                 25.      "Territory" means the entire world.

                 26. "Third Party" means any person or entity other than Geron, P&U, KH, or an Affiliate of Geron, P&U, or KH.

                 27. "Third Party License" means a license between a party to this Agreement and any Third Party.

                                   EXHIBIT 9.3

                               CO-PROMOTION TERMS

         The following terms shall be contained in separate co-promotion agreements that shall be entered into pursuant to Section 9.3 of the Agreement. In this Exhibit 9.3, "P&U" shall refer to the Pharmacia & Upjohn Affiliate in the [*], which shall be a party to the co-promotion agreement.

         1. Direct Sales Forces. The parties shall co-promote the Products in the [*] using their own direct sales forces and a centrally coordinated marketing approach developed by P&U. The Products shall be sold under P&U's trademark with identical packaging and promotional materials.

         2. Manufacturing, Distribution and Pricing. P&U will be solely responsible for manufacturing, physically distributing, shipping, booking sales, and invoicing all Products. P&U shall also be solely responsible for determining the sales price and all pricing related strategies.

         3. Account Allocation. Although P&U has the primary marketing role, KH shall have the right to deploy a co-promotion sales force. Such KH sales force shall comprise such number of sales representatives as may be required to effectively perform the level of detailing and other promotional activities required to achieve [*] the sales in [*], which the parties now intend will require having [*] the total number of direct sales representatives detailing and promoting the Products. The parties agree to allocate accounts in an unbiased manner based on objective, quantifiable information and market research data with the objective of allocating to each party accounts from which each such party will have the opportunity to maximize sales. KH recognizes that P&U's representatives may also call on the same accounts to promote P&U's other Products, and may also promote the Products. However, the representatives will coordinate their efforts to optimize the selling effort on each account.

         4. Sales and Distribution. Unless otherwise agreed, P&U shall have the sole responsibility with respect to the following:

                 4.1 Booking sales for and distribution of Products. KH shall refer orders to P&U.

                 4.2 Handling all returns of Products. Any Products returned to KH shall be shipped to the facility responsible for shipment of Products in United States to the attention of the Returned Goods Department or another location as may be designated by P&U.

                 4.3 Handling all recalls of Products. KH will make available to P&U, upon request, all of its pertinent records which P&U may reasonably request to assist P&U in effecting any recall.

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

                 4.4 Handling all aspects of order processing, invoicing and collection, Production distribution, warehousing, inventory and receivable, and collection of data of sales to hospitals and other end users.

                 4.5 Handling all other customer service related functions.

         5. Marking and Promotional Materials. All marketing and promotional materials related to the Products shall be prepared by P&U, and all marketing and promotional platforms and campaigns shall be subject to review and approval by P&U. P&U shall be entitled to select any Third Parties involved in the preparation of such materials. With respect to written and visual promotional or educational materials, to the extent such materials identify or otherwise make reference to either of the parties. KH and P&U shall both be presented and described as having participated in the development and commercialization of such Product, as permitted by applicable laws and regulations. All documentary information, promotional material and oral presentations (where practical) regarding the detailing and promoting of Products shall state this arrangement and display the names and logos of KH and P&U.

         6. Training Program. P&U shall develop training programs relating to Products for the sales forces of each party. The parties agree to utilize such training programs on an ongoing basis to assure a consistent, focused promotional strategy. The initial training shall be carried out at a time which is mutually acceptable to the parties, and which is prior to but reasonably near the date on which the first NDA approval is expected. As additional members are added to the parties' respective sales forces, training will be given to groups of the newly selected members. While P&U will be responsible for providing such training, KH shall pay all costs and expenses for its sales representatives, including salaries, and travel expenses.

         7. Compliance with Laws. KH shall comply with all applicable laws and regulations, and drug regulatory agency policies and guidelines relating to the promotion of the Product.

         8. Direct Sales. Each party shall maintain its own direct sales force of suitably qualified and trained professional representatives. Such representatives shall be employees or independent contractors of such party. KH's sales force shall comprise such number of sales representative that equals approximately [*] the total number of KH and P&U sales representatives Detailing (as defined below) and promoting the Productions. Neither party shall have any authority or responsibility for the hiring, firing, compensation or employee benefits of the other party's sales force personnel. Each party shall pay all costs and expenses required to maintain its own sales force, including salaries, bonuses, benefits, car allowances, and travel expenses. KH's compensation set forth below is based on KH's compliance with the foregoing requirements. In all material respects (other than as to employment matters), P&U shall treat the KH and P&U representatives as a combined sales force and shall provide the KH representatives with the same support and assistance it provides its own representatives Detailing and promoting the Products.

* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

         9. Promotional Plan. P&U, in consultation with KH, shall establish a marketing and promotional plan each year (the "Promotional Plan"). The Promotional Plan shall include the general promotional activities planned for such year, and the allocation of specific responsibilities of the sales forces of P&U and KH. Such specific responsibilities shall include the expected level of detailing and another promotional activities by KH, and an allocation of the accounts and markets to which each party shall focus its detailing efforts.

         10. Detail Effort. KH shall detail the Products as required by the Promotional Plan using its qualified direct sales force personnel. The detailing effort shall be shared in accordance with the allocation described in Paragraph 3 above. "Detailing" shall mean a face-to-face meeting with individual physicians or other potential prescribers of the Products where the Products and its therapeutic use are presented in the [*]. KH shall allow P&U's sales management personnel from time to time to accompany its sales representatives on detail calls to monitor their performance and facilitate training.

         11. Co-Promotion Compensation. KH shall receive an annual fee equal to [*] the [*], which shall be determined as follows:

                 11.1 The [*] shall equal [*] in the co-promotion county, less:

                          (a)     COGS,

                          (b)     Distribution Expenses,

                          (c)     Royalties, and

                          (d)     Marketing Costs.

                 11.2 Each of the foregoing terms shall be defined as follows:

                          (a)     "COGS" shall be as defined in the Agreement.

                          (b)     "Distribution Expenses" means the [*]

                          (c)     "Royalties" means the [*]

                          (d)     "Marketing Costs" means the [*]





* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

[*].

                          (e)     "Allocable Overhead" means [*].

         All accounting and allocation of costs will be consistent with the costs attributed to P&U product management as measured in P&U's standard accounting system for activities directly related to products sold.

         12. Adverse Drug Events. The parties recognize that P&U, as the holder of the NDA, may be required to submit information and file reports to various governmental agencies on compounds under clinical investigation, compounds proposed for marketing, or marketed drugs. Information must be submitted at the time of initial filing for investigation use in humans and at the time of a request for market approval of a new drug. In addition, supplemental information must be provided on compounds at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience. Consequently, each party agrees to follow P&U's standard operating procedures ("SOPs") for the reporting of adverse events in effect from to time to time and, to the extent not inconsistent with the SOPs, the following:

                 12.1 provide to the other for initial and or periodic submission to government agencies significant information on the drug from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the compounds;




* Certain portions of this Exhibit have been omitted for which confidential treatment has been requested and filed separately with the Securities and Exchange Commission.

                 12.2 in connection with investigational drugs, report to the other within three (3) days of the initial receipt of a report of any unexpected or serious adverse experience with the drug, or sooner if required for either party to comply with regulatory requirements; and

                 12.3 in connection with marketed drugs, report to the other within five (5) business days of the initial receipt of a report of any adverse experience with the drug that is serious and unexpected or sooner if required for either party to comply with regulatory requirements. Serious adverse experiences mean any experience that suggests a significant hazard, contraindication, side effect or precaution, or any experience that is fatal or life threatening, is permanently disabling, requires or prolongs inpatient adverse experience is one not identified in nature, specificity, severity or frequency in the current investigator brochure of the U.S. labeling for the drug. Each party also agrees that if it contracts with a Third Party for research to be performed by such Third Party on the drug, that party agrees to require such Third party to report to contracting party the information set forth in subparagraphs 12.1, 12.2 and 12.3 above.

         13.     Other Terms.

                 13.1 P&U shall grant KH such rights under P&U's trademarks for the Products as shall be necessary to perform the co-promotion activities.

                 13.2 KH may not conduct, directly or indirectly, any clinical trials of the Products. All required Phase IV and marketing trials shall be conducted by P&U.

                 13.3 To the extent required in any country, P&U shall grant such rights under its NDA and other registrations as may be required for KH to conduct its co-promotional activities.

                 13.4 P&U shall have the right to terminate the co-promotion agreement if KH fails to remedy a material breach within a reasonable time. P&U may also terminate the co-promotion agreement if its permanently withdraws the Products from the market in the United Kingdom or Germany.

                 13.5 Each party shall have the right to inspect the records of the other party relevant to monitoring the other party's performance, including KH's detailing records and P&U's costs records relating to the determination of the Net Marketing Margin.

                 13.6 Such additional or modified terms as may be required to comply with any legal requirements of the United Kingdom or Germany.

RESOURCE ALLOCATION: Both parties will allocate resources, including FTEs, necessary to advance the collaboration according to the timelines agreed upon. The distribution of allocated FTEs to different activities will be proposed by the Project Team on the basis of experimental activities required to accelerate the discovery process, and must be approved by the Joint Research Committee.



Geron will dedicate appropriate resources, including FTEs according to Section
2.3 of the License and Research Agreement. During the First year of the Research Term Geron will dedicate resources equivalent to a minimum of 17 FTEs and 50% of the expenses associated with sponsored research payments. In subsequent years of the Research Term, the JRC may reallocate the proportion of Geron FTEs and sponsored research payments, if necessary. P&U will dedicate not less than 7 FTEs for each year of the Agreement.